BellBoyd & Lloyd LLC                         THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                             CHICAGO, ILLINOIS 60602-4207
                                             312.372.1121  FAX 312.372-2098
CAMERON S. AVERY
DIRECT DIAL:  312 807-4302               OFFICES IN CHICAGO AND WASHINGTON, D.C.
cavery@bellboyd.com



                                            October 24, 2000



As counsel for Liberty-Stein Roe Funds Municipal Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 2-99356:

                                                                                                  Exhibit
                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---

SteinRoe High-Yield Municipals
     (now named Stein Roe High-Yield
     Municipals Fund)                                 12/20/87           08/30/96           10             21
SteinRoe Intermediate Municipals
     (now named Stein Roe Intermediate
     Municipals Fund)                                 12/20/87           08/30/96           10             21
SteinRoe Managed Municipals (now
     named Stein Roe Managed Municipals
     Fund)                                            12/20/87           08/30/96           10             21
SteinRoe Tax-Exempt Money Fund (now
     named Stein Roe Municipal Money
     Market Fund)                                     12/20/87           08/30/96           10             21
SteinRoe Intermediate Municipals, Inc.
     (now named Stein Roe Intermediate
     Municipals Fund)                                 07/23/85*          08/30/96           11(a)          21

-----------------------
*Opinion regarding standby commitments

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC


                                                      By   /s/Cameron S. Avery
                                                                Cameron S. Avery